Exhibit 99.1

Contacts:	Lorne E. Phillips, CFO Pioneer Drilling Company (210) 828-7689 Lisa Elliott / lelliott@drg-l.com Anne Pearson / apearson@drg-l.com DRG&L / (713) 529-6600
FOR IMMEDIATE RELEASE

Pioneer Drilling Acquires Go-Coil, L.L.C.

San Antonio, Texas, January 3, 2012 -- Pioneer Drilling Company (NYSE Amex: PDC) (“Pioneer”) announced today that it has acquired Go-Coil, L.L.C., a Louisiana limited liability company (“Go-Coil”) for approximately $110 million in cash. Go-Coil provides coiled tubing services to exploration and production companies operating in the United States onshore and offshore oil and gas markets. Pioneer funded the purchase price from cash on hand.

Go-Coil operates a fleet of 10 coiled tubing units (7 onshore units and 3 offshore units) and related equipment. All ten units were placed in service from 2009 to 2011. Six of the onshore units primarily operate utilizing large-diameter 2” coil and the remaining four units use 1.25” to 1.50” diameter coil. Current operations are located in Louisiana (offshore and onshore), South Texas, Oklahoma, and Pennsylvania. Results from the coiled tubing business will be included in Pioneer's Production Services division. Go-Coil's seasoned management team brings over 70 years of combined coiled tubing experience.

“We are excited to enhance our service offerings to include coiled tubing in our Production Services division,” said Wm. Stacy Locke, Chief Executive Officer. “Go-Coil's experienced management team and the young fleet of coiled tubing units fit well with Pioneer's strategy to provide our customers with excellent service and high quality equipment. After studying coiled tubing for the past couple of years, we believe this new service offering has expansion opportunities as well as cross-selling opportunities with our existing business. We expect this acquisition to be accretive to earnings and contribute approximately $26 to $29 million of EBITDA in calendar 2012.”

Fulbright & Jaworski L.L.P. acted as legal advisor to Pioneer in connection with the transaction.

Morgan Keegan acted as financial advisor to Go-Coil in connection with the transaction, and Baldwin, Haspel, Burke, and Meyer acted as legal advisor to Go-Coil.

About Pioneer Drilling Company

Pioneer Drilling Company provides contract land drilling services to independent and major oil and gas operators in Texas, Louisiana, the Mid-Continent, Rocky Mountain and Appalachian regions and internationally in Colombia through its Pioneer Drilling Services Division. Pioneer also provides well service rig, wireline and fishing and rental services to producers in the U.S. Gulf Coast, Mid-Continent, Rocky Mountain and Appalachian regions through its Pioneer Production Services Division.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events and is subject to risks and uncertainties. Statements in this press release that are not historical, including statements regarding Pioneer's or its management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These risks, uncertainties and other factors include, but are not limited to, the timing and success of Pioneer's possible acquisitions, the ability to achieve the financial performance anticipated by the Go-Coil acquisition, including without limitation the forecasted EBITDA (income or loss before interest, taxes, depreciation and amortization) performance for 2012, and other factors and uncertainties inherent in providing contract drilling and production services discussed in Pioneer's filings with the U.S. Securities and Exchange Commission. Pioneer wishes to caution you that there are some factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to: difficulty in integrating Go-Coil's services into Pioneer in an efficient and effective manner; challenges in achieving strategic objectives; the risk that our markets do not evolve as anticipated; and the potential loss of the services of key employees of Go-Coil. Pioneer refers you to the documents it files from time to time with the SEC, specifically the section titled “Item 1A. Risk Factors” of Pioneer's most recent Annual Report filed on Form 10-K and Quarterly Report filed on Form 10-Q, which contains and identifies other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

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